UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020
Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⬜ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⬜ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⬜ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⬜ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company
⬜

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⬜

Item 5.02
Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers;

d) On July 20, 2020, the Board of Directors of Tenax Therapeutics, Inc. (the “Company”) appointed Steven J. Boyd and Keith Maher, MD each as a director of the Company to serve in office until the 2021 annual meeting of stockholders or until each of their successors are duly elected and qualified or until each of their earlier resignation or removal. The Company announced the appointments of Mr. Boyd and Dr. Maher in its July 20, 2020 press release, a copy of which is attached hereto as Exhibit 99.1.

Mr. Boyd has served since 2012 as the chief investment officer of Armistice Capital, LLC (“Armistice”), a long-short equity hedge fund focused on the health care and consumer sectors. From 2005 to 2012, Mr. Boyd was a research analyst at Senator Investment Group, York Capital and SAB Capital Management, where he focused on health care. Mr. Boyd began his career as an analyst at McKinsey & Company. Mr. Boyd currently serves as a member of the boards of directors of Tetraphase Pharmaceuticals Inc., Aytu BioScience, Inc., Cerecor Inc., EyeGate Pharmaceuticals, Inc. and Vaxart, Inc. Mr. Boyd received a B.S. in economics and a B.A. in political science from The Wharton School of the University of Pennsylvania.

Dr. Maher has served as a managing director at Armistice since 2019. From 2007 to 2018, Dr. Maher held senior roles at Schroder Investment Management, Omega Advisors and Gracie Capital. Dr. Maher joined Gracie from Valesco Healthcare Partners, a global healthcare fund he founded in partnership with Paramount Bio Capital. Prior to starting Valesco, Dr. Maher was a managing director at Weiss, Peck & Greer Investments (“WPG”). He joined WPG from Lehman Brothers, where he worked as an equity research analyst covering medical device and technology companies. Dr. Maher currently serves on the boards of directors of Tetraphase Pharmaceuticals Inc., EyeGate Pharmaceuticals, Inc. and Vaxart, Inc. Dr. Maher received a B.A. in biology from Boston University, an M.B.A. from Northwestern University’s Kellogg Graduate School of Management and an M.D. from Albany Medical College. Dr. Maher completed his clinical training at the Mount Sinai Medical Center in the Department of Medicine.

Mr. Boyd and Dr. Maher are being appointed to the Board of Directors pursuant to the terms of the Securities Purchase Agreement for Class E and Class F Units, dated July 6, 2020, between the Company and Armistice, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2020. Mr. Boyd and Dr. Maher do not have any family relationship with any director or executive officer of the Company.

Mr. Boyd and Dr. Maher have agreed not to receive compensation for their service as members of the Board of Directors in light of their positions with Armistice.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description

99.1	Press Release dated July 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2020	Tenax Therapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
President and Chief Financial Officer